UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On November 15, 2016, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation, entered into the Sixteenth Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto (the “Lenders”).

Among other things, the Amendment provides for (i) a new term loan facility in an aggregate principal amount of $350 million (the “2021 Term B Loans”) and (ii) a new term loan facility in an aggregate principal amount of $1,375 million (the “2023 Term B Loans”), the proceeds of which were, in each case used, together with cash on hand, to repay in full HI’s 2014-1 Additional Term Loans due 2021 and HI’s 2016 Term B Loans due 2023.

The 2021 Term B Loans have a stated maturity date of October 1, 2021 and the 2023 Term B Loans have a stated maturity date of April 1, 2023, in each case, with a springing maturity date in the event that certain earlier-maturing senior notes issued by HI are not repaid or refinanced prior to their maturity date and HI does not have sufficient cash or available lines of credit at such time.  The 2021 Term B Loans and the 2023 Term B Loans bear interest at a rate per annum equal to an applicable margin plus, at the HI’s option, either LIBOR (which is subject to a .75% floor) or base rate (which is subject to a 1.75% floor).  The margin for borrowings under the 2021 Term B Loan Facility are 2.75% for LIBOR and 1.75% for base rate.  The margin for borrowings under the 2023 Term B Loan Facility are 3.00% for LIBOR and 2.00% for base rate.  The 2021 Term B Loans and the 2023 Term B Loans will amortize in an amount equal to 1% of the principal amount of the 2021 Term B Loans or 2023 Term B Loans, respectively, payable quarterly commencing on December 31, 2016.

The foregoing does not constitute a complete summary of the terms of the Amendment.  The description of the terms of the Amendment is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Sixteenth Amendment to Credit Agreement, dated as of November 15, 2016, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release dated November 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ SEAN DOUGLAS
Sean Douglas
Vice President, Corporate Development and Treasurer

Dated: November 16, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Sixteenth Amendment to Credit Agreement, dated as of November 15, 2016, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release dated November 15, 2016.